Filed Pursuant to Rule 424(b)(2)
Registration No. 333-159312

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(1)	Registration Fee(2)
Common Shares, par value $.20 per share	$460,460,000	$25,693.67

(1)	Includes shares that the underwriters may purchase to cover overallotment, if any.

(2)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To prospectus dated May 18, 2009)

28,600,000
Common Shares

Invesco Ltd.

We are offering 28,600,000 of our common shares. We will receive all of the net proceeds of the sale of such common shares.

Our common shares are traded on the New York Stock Exchange under the symbol “IVZ.” The last reported sale price of our common shares as reported on the New York Stock Exchange on May 19, 2009 was $14.00.

Investing in our common shares involves risks. You should carefully consider the risk factors beginning on page 2 of the accompanying prospectus before purchasing common shares.

	Per Common Share	Total

Public offering price	$14.00	$400,400,000
Underwriting discount	$0.56	$16,016,000
Proceeds, before expenses, to Invesco	$13.44	$384,384,000

Invesco has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 4,290,000 additional common shares to cover any overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares to purchasers on or about May 26, 2009.

Joint Book-Running Managers

Merrill Lynch & Co.	Citi	Morgan Stanley

Co-Managers

BNY Mellon Capital Markets, LLC	HSBC	SunTrust Robinson Humphrey	TD Securities

Prospectus Supplement dated May 20, 2009

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the related prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the related prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus supplement, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” refer to Invesco Ltd. and its consolidated subsidiaries, unless otherwise specified.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in the accompanying prospectus and our consolidated financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

INVESCO LTD.

Invesco Ltd. is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring solutions for retail, institutional and high-net-worth clients around the world. Operating in 20 countries, Invesco had $367.6 billion in assets under management as of April 30, 2009.

Invesco Ltd. is organized under the laws of Bermuda, and our common shares are listed and traded on the New York Stock Exchange under the symbol “IVZ.” Our principal office is located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

THE OFFERING

Common shares offered by us	28,600,000 common shares

Common shares to be outstanding after the offering	411,276,854 common shares

Use of Proceeds	The net proceeds from the sale of the securities offered by this prospectus supplement will be used for general corporate purposes. These may include continued expansion and diversification of our business, both by internal growth and by acquisition, and repayment of our outstanding indebtedness.

Over-allotment Option	Invesco has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 4,290,000 additional common shares to cover any overallotments.

New York Stock Exchange Symbol	IVZ

The total number of common shares that will be outstanding after this offering is based on 382,676,854 common shares outstanding at April 30, 2009 and excludes:

•	22,262,097 common shares issuable upon the exercise of options outstanding at April 30, 2009 at a weighted average exercise price of £14.01 per common share; and

•	11,092,238 contingently issuable common shares.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase up to an aggregate of 4,290,000 additional common shares to cover over-allotments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning possible or assumed future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and our ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this prospectus supplement or the accompanying prospectus, the documents incorporated by reference herein or therein or such other documents or statements, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements.

The following important factors, and other factors described elsewhere in this prospectus supplement and the accompanying prospectus, incorporated by reference into this prospectus supplement or the accompanying prospectus or contained in our other filings with the Securities and Exchange Commission (the “Commission”), among others, could cause our results to differ materially from any results described in any forward-looking statements:

•	variations in demand for our investment products or services, including termination or non-renewal of our investment advisory agreements;

•	significant changes in net asset flows into or out of the accounts we manage or declines in market value of the assets in, or redemptions or other withdrawals from, those accounts;

•	enactment of adverse state, federal or foreign legislation or changes in government policy or regulation (including accounting standards) affecting our operations, our capital requirements or the way in which our profits are taxed;

•	significant fluctuations in the performance of debt and equity markets worldwide;

•	exchange rate fluctuations, especially as against the U.S. dollar;

•	the effect of economic conditions and interest rates in the U.S. or globally;

•	our ability to compete in the investment management business;

•	the effect of consolidation in the investment management business;

•	limitations or restrictions on access to distribution channels for our products;

•	our ability to attract and retain key personnel, including investment management professionals;

•	the investment performance of our investment products;

•	our ability to acquire and integrate other companies into our operations successfully and the extent to which we can realize anticipated cost savings and synergies from such acquisitions;

•	changes in regulatory capital requirements;

•	our substantial debt and the limitations imposed by our credit facility;

•	the effect of failures or delays in support systems or customer service functions, and other interruptions of our operations;

•	the occurrence of breaches and errors in the conduct of our business, including any failure to properly safeguard confidential and sensitive information;

•	the execution risk inherent in our current company-wide transformational initiatives;

•	the effect of political or social instability in the countries in which we invest or do business;

•	the effect of terrorist attacks in the countries in which we invest or do business and the escalation of hostilities that could result therefrom;

•	war and other hostilities in or involving countries in which we invest or do business; and

•	adverse results in litigation, including private civil litigation related to mutual fund fees and any similar potential regulatory or other proceedings.

Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized may also cause actual results to differ materially from those projected. For more discussion of the risks affecting us, please refer to the section in the accompanying prospectus entitled “Risk Factors.”

You should consider the areas of risk described in the accompanying prospectus in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

USE OF PROCEEDS

The net proceeds from the sale of the securities offered by this prospectus supplement will be used for general corporate purposes. These may include continued expansion and diversification of our business, both by internal growth and by acquisition, and repayment of our outstanding indebtedness.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization at March 31, 2009 on an actual basis and on an as adjusted basis to reflect the issuance and sale of 28,600,000 common shares in this offering (assuming no exercise of the underwriters’ over-allotment option). The following information should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At March 31, 2009
	Actual	As Adjusted
	($ in millions)

Cash and cash equivalents	$333.1	$717.5

Long-Term Debt:
Current maturities of long-term debt	301.7	301.7
Non-current maturities of long-term debt	850.0	850.0

Total long-term debt	1,151.7	1,151.7
Equity:
Equity attributable to common shareholders:
Common shares ($0.20 par value; 1,050.0 million authorized; 426.6 million shares issued as of March 31, 2009, and 455.2 shares issued as adjusted)	85.3	91.0
Additional paid-in-capital	5,272.3	5,651.0
Treasury shares	(1,048.6)	(1,048.6)
Retained earnings	1,468.1	1,468.1
Accumulated other comprehensive loss, net of tax	(172.4)	(172.4)

Total equity attributable to common shareholders	5,604.7	5,989.1
Equity attributable to noncontrolling interests in consolidated entities	758.3	758.3

Total equity	6,363.0	6,747.4

Total capitalization	$7,514.7	$7,899.1

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of common shares set forth opposite its name below.

Number of
Underwriter	Common Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,103,333
Citigroup Global Markets Inc.	8,103,333
Morgan Stanley & Co. Incorporated	8,103,333
BNY Mellon Capital Markets, LLC	1,072,500
HSBC Securities (USA) Inc.	1,072,500
SunTrust Robinson Humphrey, Inc.	1,072,500
TD Securities (USA) LLC	1,072,500

Total	28,600,000

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the common shares sold under the purchase agreement if any of these common shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The Representatives have advised us that the underwriters propose initially to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.33 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option

Public offering price	$14.00	$400,400,000	$460,460,000
Underwriting discount	$0.56	$16,016,000	$18,418,400
Proceeds, before expenses, to Invesco	$13.44	$384,384,000	$442,041,600

The expenses of the offering, not including the underwriting discount, are estimated at $100,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 4,290,000 additional common shares at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional common shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the Representatives. Specifically, we and these other persons have agreed, with certain limited exceptions with respect to gifts, transfers to certain trusts and disposals to pay certain tax obligations, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common shares,

•	sell any option or contract to purchase any common shares,

•	purchase any option or contract to sell any common shares,

•	grant any option, right or warrant for the sale of any common shares,

•	otherwise dispose of or transfer any common shares,

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common shares, whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement now has or later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

New York Stock Exchange Listing

The common shares are listed on the New York Stock Exchange under the symbol “IVZ.”

Price Stabilization, Short Positions

Until the distribution of the common shares is completed, the Commission’s rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the Representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Common Shares

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of common shares for sale to their online brokerage customers. An electronic prospectus may be available on the Internet website maintained by certain of the underwriters. Other than the prospectus in electronic format, the information on any underwriter’s website is not part of this prospectus supplement.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of common shares shall result in a requirement for the publication by us or any Representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of common shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of common shares contemplated in this prospectus supplement.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common shares under, the offer of common shares contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any common shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or (ii) where common shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those common shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the common shares which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The common shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the common shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The common shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the common shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the common shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial

Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The common shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

LEGAL MATTERS

The validity of the common shares offered hereby has been passed upon by Appleby, Bermuda counsel to Invesco. Certain matters in connection with this offering will be passed upon for Invesco by Alston & Bird LLP, New York, New York, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

The consolidated financial statements of Invesco Ltd. as of December 31, 2008 and 2007 and for the three years ended December 31, 2008 appearing in Invesco’s Form 8-K filed on May 20, 2009, and the effectiveness of Invesco Ltd.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the Commission. We make available through our website at http://www.invesco.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the Commission. Information on our website is not incorporated into this prospectus supplement or our other securities filings and is not a part of these filings. You may read and copy materials that we have filed with the Commission at the Commission’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public on the Commission’s website at www.sec.gov.

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the Commission after the date of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus supplement, until we have sold all of the offered securities to which this prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	our current reports on Form 8-K filed on January 9, 2009; February 10, 2009; March 9, 2009; April 8, 2009; May 18, 2009; and May 20, 2009; and

•	the description of our common shares contained in our registration statement on Form 8-A, filed on May 16, 2008, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents by writing to:
Invesco Ltd.
Two Peachtree Pointe
1555 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Office of the Secretary
(404) 892-0896
E-mail: company.secretary@invesco.com

Prospectus

Invesco Ltd.

Debt Securities
Guarantees of Debt Securities
Preference Shares
Common Shares
Warrants
Subscription Rights

Invesco Ltd. or its subsidiaries (which we refer to together as the “company,” “Invesco,” or “we”) may offer from time to time (i) unsecured senior or subordinated debt securities, (ii) guarantees of debt securities, (iii) preference shares, (iv) common shares, (v) warrants to purchase our debt securities, preference shares, common shares, or other securities, or (vi) subscription rights to purchase our debt securities, preference shares, common shares, or other securities.

We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.” If we decide to seek a listing of any debt securities, preference shares or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risk. You should carefully consider the “Risk Factors” beginning on page 2 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf registration” statement on Form S-3 that we filed with the Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 11.

When used in this prospectus, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” refer to Invesco Ltd. and its consolidated subsidiaries, unless otherwise specified.

INVESCO LTD.

Invesco Ltd. is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring solutions for retail, institutional and high-net-worth clients around the world. Operating in 20 countries, Invesco had $367.6 billion in assets under management (“AUM”) as of April 30, 2009.

Invesco Ltd. is organized under the laws of Bermuda, and our common shares are listed and traded on the New York Stock Exchange under the symbol “IVZ.”

RISK FACTORS

You should consider carefully the following risks and the risks described in any documents incorporated by reference herein, including our most recent annual and quarterly reports, before you invest in our securities. Many of these risks are beyond our control. If any one or more of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. These risks are described in detail below or in the documents incorporated by reference herein, including our most recent annual and quarterly reports.

Recent volatility and disruption in world capital and credit markets, as well as adverse changes in the global economy, have negatively affected Invesco’s revenues and may continue to do so.

The capital and credit markets have been experiencing substantial volatility and disruption for over a year. In recent months, the volatility and disruption have reached extreme levels. These market events have materially impacted our results of operations, and may continue to do so, and could materially impact our financial condition and liquidity. In this regard:

•	The overall decline in global market conditions around the world has resulted, and may continue to result, in significant decreases in our assets under management and revenues.

•	In addition to the impact on the market value of client portfolios, the illiquidity and volatility of both the global fixed income and equity markets could negatively affect our ability to manage client inflows and outflows from pooled investment vehicles or to timely meet client redemption requests.

•	Our money market funds have always maintained a $1.00 net asset value (“NAV”); however, we cannot guarantee that we can continue to achieve such results. Market conditions could lead to severe liquidity issues in money market products, which could affect their NAVs. If the NAV of one of our money market funds were to decline below $1.00 per share, such funds would likely experience significant redemptions in assets under management, loss of shareholder confidence and reputational harm.

•	Even if legislative or regulatory initiatives or other efforts successfully stabilize and add liquidity to the financial markets, we may need to modify our strategies, businesses or operations, and we may incur increased capital requirements and constraints or additional costs in order to satisfy new regulatory requirements or to compete in a changed business environment.

•	In the event of extreme circumstances, including economic, political, or business crises, such as a widespread systemic failure in the global financial system or additional failures of firms that have significant obligations as counterparties on financial instruments, we may suffer further significant declines in assets under management and severe liquidity or valuation issues in the short-term sponsored investment products in which client and company assets are invested, all of which would adversely affect our operating results, financial condition, liquidity, credit ratings, ability to access capital markets, and retention and ability to attract key employees. Additionally, these factors could impact our ability to realize the carrying value of our goodwill.

We may not adjust our expenses quickly enough to match rapid deterioration in global financial markets.

In response to significant reductions in our assets under management related to recent adverse changes in world financial markets, we have undertaken a variety of efforts to achieve cost savings and reduce our overall operating expenses. If we are unable to effect appropriate expense reductions in a timely manner in response to declines in our revenues, or if we are otherwise unable to adapt to rapid changes in the global marketplace, our profitability, financial condition and results of operations would be adversely affected.

Our revenues would be adversely affected by any reduction in assets under our management as a result of either a decline in market value of such assets or net outflows, which would reduce the investment management fees we earn.

We derive substantially all of our revenues from investment management contracts with clients. Under these contracts, the investment management fees paid to us are typically based on the market value of assets under management. Assets under management may decline for various reasons. For any period in which revenues decline, our income and operating margin may decline by a greater proportion because certain expenses remain relatively fixed. Factors that could decrease assets under management (and therefore revenues) include the following:

Declines in the market value of the assets in the funds and accounts managed.  These could be caused by price declines in the securities markets generally or by price declines in the market segments in which those assets are concentrated. Approximately 33.2% of our total assets under management were invested in equity securities and approximately 66.8% were invested in fixed income and other securities at March 31, 2009. Markets continue to be volatile. We cannot predict whether the continued volatility in the markets will result in substantial or sustained declines in the securities markets generally or result in price declines in market segments in which our assets under management are concentrated. Any of the foregoing could negatively impact our revenues, income and operating margin.

Redemptions and other withdrawals from, or shifting among, the funds and accounts managed.  These could be caused by investors (in response to adverse market conditions or pursuit of other investment opportunities) reducing their investments in funds and accounts in general or in the market segments on which Invesco focuses; investors taking profits from their investments; poor investment performance of the funds and accounts managed by Invesco; and portfolio risk characteristics, which could cause investors to move assets to other investment managers. Poor performance relative to other investment management firms tends to result in decreased sales, increased redemptions of fund shares, and the loss of private institutional or individual accounts, with corresponding decreases in our revenues. Failure of our funds and accounts to perform well could, therefore, have a material adverse effect on us. Furthermore, the fees we earn vary with the types of assets being managed, with higher fees earned on actively managed equity and balanced accounts, along with real estate and alternative asset products, and lower fees earned on fixed income and stable return accounts. Therefore, our revenues may decline if clients shift their investments to lower fee accounts.

Declines in the value of seed capital and partnership investments.  The company has investments in sponsored investment products that invest in a variety of asset classes, including, but not limited to equities, fixed income products, private equity, and real estate. Investments in these products are generally made to establish a track record, meet purchase size requirements for trading blocks, or demonstrate economic alignment with other investors in our funds. Adverse market conditions may result in the need to write down the value of these seed investments. As of March 31, 2009, the company had $102.5 million in seed capital and partnership investments.

Our investment advisory agreements are subject to termination or non-renewal, and our fund and other investors may withdraw their assets at any time.

Substantially all of our revenues are derived from investment advisory agreements. Investment advisory agreements are generally terminable upon 30 or fewer days’ notice. Agreements with U.S. mutual funds may be terminated with notice, or terminated in the event of an “assignment” (as defined in the Investment Company Act), and must be renewed annually by the disinterested members of each fund’s board of directors or trustees, as required by law. In addition, the board of trustees or directors of certain other funds accounts of Invesco or our subsidiaries generally may terminate these investment advisory agreements upon written notice for any reason. Mutual fund and unit trust investors may generally withdraw their funds at any time without prior notice. Institutional clients may elect to terminate their relationships with us or reduce the aggregate amount of assets under our management, and individual clients may elect to close their accounts, redeem their shares in our funds, or shift their funds to other types of accounts with different fee structures. Any termination of or failure to renew a significant number of these agreements, or any other loss of a significant number of our clients or assets under management, would adversely affect our revenues and profitability.

Our revenues and profitability from money market and other fixed income assets may be harmed by interest rate, liquidity and credit volatility.

In a rising-rate environment, certain institutional investors using money market products and other short-term duration fixed income products for cash management purposes may shift these investments to direct investments in comparable instruments in order to realize higher yields than those available in money market and other fund products holding lower yielding instruments. These redemptions would reduce managed assets, thereby reducing our revenues. In addition, rising interest rates will tend to reduce the market value of bonds held in various investment portfolios and other products. Thus, increases in interest rates could have an adverse effect on our revenues from money market portfolios and from other fixed income products. If securities within a money market portfolio default, or investor redemptions force the portfolio to realize losses, there could be negative pressure on its net asset value. Although money market investments are not guaranteed instruments, the company might decide, under such a scenario, that it is in its best interest to provide support in the form of a support agreement, capital infusion, or other methods to help stabilize a declining net asset value. Some of these methods could have an adverse impact on our profitability. Additionally, as of March 31, 2009, we had $13.5 million of equity at risk invested in our collateralized loan obligation products, the valuation of which could change with changes in interest and default rates. We have no significant or direct exposure to special interest vehicles, known as SIVs, or subprime commercial paper.

We operate in an industry that is highly regulated in the U.S. and numerous foreign countries, and any adverse changes in the regulations governing our business could decrease our revenues and profitability.

As with all investment management companies, our activities are highly regulated in almost all countries in which we conduct business. Laws and regulations applied at the national, state or provincial and local level generally grant governmental agencies and industry self-regulatory authorities broad administrative discretion over our activities, including the power to limit or restrict business activities. Possible sanctions include the revocation of licenses to operate certain businesses, the suspension or expulsion from a particular jurisdiction or market of any of our business organizations or their key personnel, the imposition of fines and censures on us or our employees and the imposition of additional capital requirements. It is also possible that laws and regulations governing our operations or particular investment products could be amended or interpreted in a manner that is adverse to us.

Certain of our subsidiaries are required to maintain minimum levels of capital. These and other similar provisions of applicable law may have the effect of limiting withdrawals of capital, repayment of intercompany loans and payment of dividends by such entities. After redomicile and after consultation with the U.K. Financial Services Authority (“FSA”), it has been determined that, for the purposes of prudential supervision, Invesco Ltd. is not subject to regulatory consolidated capital requirements under current European Union (“EU”) Directives. A sub-group, however, including all of our regulated EU subsidiaries, is subject to these consolidated capital requirements, and capital is maintained within this sub-group to satisfy these regulations. At March 31, 2009, the European sub-group had cash and cash equivalent balances of $235.2 million, much of which is used to satisfy these regulatory requirements. Complying with our regulatory commitments may result in an increase in the capital requirements applicable to the European sub-group. As a result of corporate restructuring and the regulatory undertakings that we have given, certain of these EU subsidiaries may be required to limit their distributions. We cannot guarantee that further corporate restructuring will not be required to comply with applicable legislation.

The regulatory environment in which we operate frequently changes and has seen significant increased regulation in recent years. We may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation or enforcement of existing laws and regulations. To the extent that existing regulations are amended or future regulations are adopted that reduce the sale, or increase the redemptions, of our products and services, or that negatively affect the investment performance of our products, our aggregate assets under management and our revenues could be adversely affected. In addition, regulatory changes could impose additional costs, which could negatively impact our profitability.

Various regulators, legislators, other government officials and other public policy commentators have proposed or are considering proposals for regulatory reform in response to the ongoing crisis in the financial markets. Certain proposals are far reaching and if enacted could have a material impact on Invesco’s business. Potential developments include expanded prudential regulation over investment management firms, new or increased capital requirements and related regulation (including new capital requirements and related regulation pertaining to money market funds), other additional rules and regulations and disclosure requirements, and other changes impacting the identity or the organizational structure of regulators with supervisory authority over Invesco. Certain proposals would require national legislation or international treaties. Invesco cannot at this time predict the impact of potential regulatory changes on its business. It is possible such changes could impose material new compliance costs or capital requirements or impact Invesco in other ways that could have a material adverse impact on Invesco’s results of operations, financial condition or liquidity.

Our investment management professionals and other key employees are a vital part of our ability to attract and retain clients, and the loss of a significant portion of those professionals could result in a reduction of our revenues and profitability.

Retaining highly skilled technical and management personnel is important to our ability to attract and retain clients and retail shareholder accounts. The market for investment management professionals is competitive and has grown more so in recent periods as the investment management industry has experienced growth. The market for investment managers is also increasingly characterized by the movement of investment managers among different firms. Our policy has been to provide our investment management professionals with compensation and benefits that we believe are competitive with other leading investment management firms. However, we may not be successful in retaining our key personnel, and the loss of significant investment management personnel could reduce the attractiveness of our products to potential and current clients and could, therefore, adversely affect our revenues and profitability.

If our reputation is harmed, we could suffer losses in our business, revenues and net income.

Our business depends on earning and maintaining the trust and confidence of clients, regulators and other market participants, and the resulting good reputation is critical to our business. Our reputation is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries, material errors in public reports, employee dishonesty or other misconduct and rumors, among other things, can substantially damage our reputation, even if they are baseless or satisfactorily addressed. Further, our business requires us to continuously manage actual and potential conflicts of interest, including situations where our services to a particular client conflict, or are perceived to conflict, with the interests of another client. We have procedures and controls that are designed to address and manage conflicts of interest, but this task is complex and difficult, and our reputation could be damaged, and the willingness of clients to enter into transactions in which such a conflict might arise may be affected, if we fail — or appear to fail — to deal appropriately with conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation or regulatory enforcement actions. Any damage to our reputation could impede our ability to attract and retain clients and key personnel, and lead to a reduction in the amount of our assets under management, any of which could have a material adverse effect on our revenues and net income.

Failure to comply with client contractual requirements and/or guidelines could result in damage awards against us and loss of revenues due to client terminations.

Many of the asset management agreements under which we manage assets or provide products or services specify guidelines or contractual requirements that Invesco is required to observe in the provision of its services. A failure to comply with these guidelines or contractual requirements could result in damage to our reputation or in our clients seeking to recover losses, withdrawing their assets or terminating their contracts, any of which could cause our revenues and net income to decline. We maintain various compliance procedures and other controls to prevent, detect and correct such errors. When an error is detected, we typically will make a payment into the applicable client account to correct it. Significant errors could impact our results of operations.

Competitive pressures may force us to reduce the fees we charge to clients, increase commissions paid to our financial intermediaries or provide more support to those intermediaries, all of which could reduce our profitability.

The investment management business is highly competitive, and we compete based on a variety of factors, including investment performance, the range of products offered, brand recognition, business reputation, financial strength, stability and continuity of client and intermediary relationships, quality of service, level of fees charged for services and the level of compensation paid and distribution support offered to financial intermediaries. We continue to face market pressures regarding fee levels in certain products.

We face strong competition in every market in which we operate. Our competitors include a large number of investment management firms, commercial banks, investment banks, broker-dealers, hedge funds, insurance companies and other financial institutions. Some of these institutions have greater capital and other resources, and offer more comprehensive lines of products and services, than we do. Our competitors seek to expand their market share in many of the products and services we offer. If these competitors are successful, our revenues and profitability could be adversely affected. In addition, there are relatively few barriers to entry by new investment management firms, and the successful efforts of new entrants into our various distribution channels around the world have also resulted in increased competition.

We may engage in strategic transactions that could create risks.

As part of our business strategy, we regularly review, and from time to time have discussions with respect to potential strategic transactions, including potential acquisitions, dispositions, consolidations, joint ventures or similar transactions, some of which may be material. There can be no assurance that we will find suitable candidates for strategic transactions at acceptable prices, have sufficient capital resources to accomplish such transactions, or be successful in entering into agreements for desired transactions.

Acquisitions, including completed acquisitions, also pose the risk that any business we acquire may lose customers or employees or could underperform relative to expectations. We could also experience financial or other setbacks if transactions encounter unanticipated problems, including problems related to execution or integration. Following the completion of an acquisition, we may have to rely on the seller to provide administrative and other support, including financial reporting and internal controls, to the acquired business for a period of time. There can be no assurance that the seller will do so in a manner that is acceptable to us.

Our ability to access the capital markets in a timely manner should we seek to do so depends on a number of factors.

Our access to the capital markets, including for purposes of financing potential acquisitions, depends significantly on our credit ratings. We have received credit ratings of A3 and BBB+ from Moody’s and Standard & Poor’s credit rating agencies, respectively, as of the date hereof. Both Standard & Poor’s and Moody’s have a “stable” outlook for the rating as of the date hereof. We believe that rating agency concerns include but are not limited to: our ability to sustain net positive asset flows across customer channels, product type and geographies, our substantial indebtedness, and our ability to maintain consistent positive investment performance. Additionally, the rating agencies could decide to downgrade the entire asset management industry, based on their perspective of future growth and solvency. Material deterioration of these factors, and others defined by each rating agency, could result in downgrades to our credit ratings, thereby limiting our ability to generate additional financing or receive mandates. Management believes that solid investment grade ratings are an important factor in winning and maintaining institutional business and strives to manage the company to maintain such ratings.

A reduction in our long- or short-term credit ratings could increase our borrowing costs and limit our access to the capital markets. The current levels of unprecedented volatility in global finance markets may also affect our ability to access the capital markets should we seek to do so. If we are unable to access capital markets in a timely manner, our business could be adversely affected.

Our substantial indebtedness could adversely affect our financial position.

We have a significant amount of indebtedness. As of March 31, 2009, we had outstanding total long-term debt of $1,151.7 million and total equity attributable to common shareholders of $5,604.7 million. The significant amount of indebtedness we carry could limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes, increase our vulnerability to adverse economic and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business or industry, and place us at a disadvantage in relation to our competitors. Any or all of the above factors could materially adversely affect our financial position.

Our credit facility imposes restrictions on our ability to conduct business and, if amounts borrowed under it were subject to accelerated repayment, we might not have sufficient assets to repay such amounts in full.

Our credit facility requires us to maintain specified financial ratios, including maximum debt-to-earnings and minimum interest coverage ratios. This credit facility also contains customary affirmative operating covenants and negative covenants that, among other things, restrict certain of our subsidiaries’ ability to incur debt and restrict our ability to transfer assets, merge, make loans and other investments and create liens. The breach of any covenant (either due to our actions or due to a significant and prolonged market-driven decline in our operating results) would result in a default under the credit facility. In the event of any such default, lenders that are party to the credit facility could refuse to make further extensions of credit to us and require all amounts borrowed under the credit facility, together with accrued interest and other fees, to be immediately due and payable. If any indebtedness under the credit facility were subject to accelerated repayment, we might not have sufficient liquid assets to repay such indebtedness in full.

Changes in the distribution channels on which we depend could reduce our revenues and hinder our growth.

We sell a portion of our investment products through a variety of financial intermediaries, including major wire houses, regional broker-dealers, banks and financial planners in North America, and independent brokers and financial advisors, banks and financial organizations in Europe and Asia. Increasing competition for these distribution channels could cause our distribution costs to rise, which would lower our net revenues. As a result of recent market turmoil, there has been both consolidation of banks and broker-dealers as well as fragmentation of broker-dealers into smaller or independent firms. If these changes increase concentration among our distributors, our distribution costs could rise, which would lower our net revenues. Additionally, certain of the intermediaries upon whom we rely to distribute our investment products also sell their own competing proprietary funds and investment products, which could limit the distribution of our products. In addition, some investors rely on third-party financial planners, registered investment advisers, and other consultants or financial professionals to advise them on the choice of investment adviser and investment portfolio. These professionals and consultants could favor a competing investment portfolio as better meeting their particular client’s needs. There is no assurance that our investment products will be among their recommended choices in the future. Additionally, if one of our major distributors were to cease operations, it could have a significant adverse effect on our revenues and profitability. Moreover, any failure to maintain strong business relationships with these distribution sources would impair our ability to sell our products, which could have a negative effect on our revenues and profitability.

We could be subject to losses if we fail to properly safeguard confidential and sensitive information.

We maintain and transmit confidential information about our clients as well as proprietary information relating to our business operations as part of our regular operations. Our systems could be attacked by unauthorized users or corrupted by computer viruses or other malicious software code, or authorized persons could inadvertently or intentionally release confidential or proprietary information.

Such disclosure could, among other things, damage our reputation, allow competitors to access our proprietary business information, result in liability for failure to safeguard our clients’ data, result in the termination of contracts by our existing customers, subject us to regulatory action, or require material capital and operating expenditures to investigate and remediate the breach.

Our business is vulnerable to deficiencies and failures in support systems and customer service functions that could lead to breaches and errors, resulting in loss of customers or claims against us or our subsidiaries.

The ability to consistently and reliably obtain accurate securities pricing information, process client portfolio and fund shareholder transactions and provide reports and other customer service to fund shareholders and investors in other accounts managed by us is essential to our continuing success. Any delays or inaccuracies in obtaining pricing information, processing such transactions or such reports, other breaches and errors, and any inadequacies in other customer service, could result in reimbursement obligations or other liabilities, or alienate customers and potentially give rise to claims against us. Our customer service capability, as well as our ability to obtain prompt and accurate securities pricing information and to process transactions and reports, is highly dependent on communications and information systems and on third-party vendors. These systems could suffer deficiencies, failures or interruptions due to various natural or man-made causes, and our back-up procedures and capabilities may not be adequate to avoid extended interruptions in operations. Certain of these processes involve a degree of manual input, and thus similar problems could occur from time to time due to human error.

If we are unable to successfully recover from a disaster or other business continuity problem, we could suffer material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

If we were to experience a local or regional disaster or other business continuity problem, such as a pandemic or other natural or man-made disaster, our continued success will depend, in part, on the availability of our personnel, our office facilities and the proper functioning of our computer, telecommunication and other related systems and operations. In such an event, our operational size, the multiple locations from which we operate, and our existing back-up systems would provide us with an important advantage. Nevertheless, we could still experience near-term operational challenges with regard to particular areas of our operations, such as key executive officers or technology personnel. Further, as we strive to achieve cost savings by shifting certain business processes to lower-cost geographic locations such as India, the potential for particular types of natural or man-made disasters, political, economic or infrastructure instabilities, or other country- or region-specific business continuity risks increases. Although we seek to regularly assess and improve our existing business continuity plans, a major disaster, or one that affected certain important operating areas, or our inability to successfully recover should we experience a disaster or other business continuity problem, could materially interrupt our business operations and cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

Since many of our subsidiary operations are located outside of the United States and have functional currencies other than the U.S. dollar, changes in the exchange rates to the U.S. dollar affect our reported financial results from one period to the next.

The largest component of our net assets, revenues and expenses, as well as our assets under management, is presently derived from the United States. However, we have a large number of subsidiaries outside of the United States whose functional currencies are not the U.S. dollar. As a result, fluctuations in the exchange rates to the U.S. dollar affect our reported financial results from one period to the next. We do not actively manage our exposure to such effects. Consequently, significant strengthening of the U.S. dollar relative to the U.K. Pound Sterling, Euro, or Canadian dollar, among other currencies, could have a material negative impact on our reported financial results.

The carrying value of goodwill and other intangible assets on our balance sheet could become impaired, which would adversely affect our results of operations.

We have goodwill on our balance sheet that is subject to an annual impairment review. Goodwill totaled $5,904.0 million at March 31, 2009. We may not realize the value of such goodwill. We perform impairment reviews of the book values of goodwill on an annual basis or more frequently if impairment indicators are present. A variety of factors could cause such book values to become impaired. Should valuations be deemed to be impaired, a write-down of the related assets would occur, adversely affecting our results of operations for the period.

Bermuda law differs from the laws in effect in the United States and may afford less protection to shareholders.

Our shareholders may have more difficulty protecting their interests than shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, we are governed by the Companies Act 1981 of Bermuda (“Companies Act”). The Companies Act differs in some material respects from laws generally applicable to United States corporations and shareholders, including provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Under Bermuda law, the duties of directors and officers of a company are generally owed to the company only. Shareholders of Bermuda companies do not generally have rights to take action against directors or officers of the company, and may only do so in limited circumstances. Directors and officers may owe duties to a company’s creditors in cases of impending insolvency. Directors and officers of a Bermuda company must, in exercising their powers and performing their duties, act honestly and in good faith with a view to the best interests of the company and must exercise the care and skill that a reasonably prudent person would exercise in comparable circumstances. Directors have a duty not to put themselves in a position in which their duties to the company and their personal interests may conflict and also are under a duty to disclose any personal interest in any material contract or proposed material contract with the company or any of its subsidiaries. If a director or officer of a Bermuda company is found to have breached his duties to that company, he may be held personally liable to the company in respect of that breach of duty.

Our Bye-Laws provide for indemnification of our directors and officers in respect of any loss arising or liability attaching to them in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under our Bye-Laws, each of our shareholders agrees to waive any claim or right of action, both individually and on our behalf, other than those involving fraud or dishonesty, against us or any of our officers, directors or employees. The waiver applies to any action taken by a director, officer or employee, or the failure of such person to take any action, in the performance of his duties, except with respect to any matter involving any fraud or dishonesty on the part of the director, officer or employee. This waiver limits the right of shareholders to assert claims against our directors, officers and employees unless the act or failure to act involves fraud or dishonesty.

Legislative and other measures that may be taken by U.S. and/or other governmental authorities could materially increase our tax burden or otherwise adversely affect our financial conditions, results of operations or cash flows.

Under current laws, as the company is incorporated and tax resident in Bermuda, taxation in other jurisdictions is dependent upon the types and the extent of the activities of the company undertaken in those jurisdictions. There is a risk that changes in either the types of activities undertaken by the company or changes in tax rules relating to tax residency could subject the company and its shareholders to additional taxation.

We continue to assess the impact of various U.S. federal and state legislative proposals, and modifications to existing tax treaties between the United States and foreign countries, that could result in a material increase in our U.S. federal and state taxes. Proposals have been introduced in the U.S. Congress that, if ultimately enacted, could either limit treaty benefits on certain payments made by our U.S. subsidiaries to non-U.S. affiliates, treat the company as a U.S. corporation and thereby subject the earnings from non-U.S. subsidiaries of the company to U.S. taxation, or both. We cannot predict the outcome of any specific legislative proposals. However, if such proposals were to be enacted, or if modifications were to be made to certain existing tax treaties, the consequences could have a materially adverse impact on the company, including increasing our tax burden, increasing costs of our tax compliance or otherwise adversely affecting our financial condition, results of operations or cash flows.

Examinations and audits by tax authorities could result in additional tax payments for prior periods.

The company and its subsidiaries’ income tax returns periodically are examined by various tax authorities. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across our global operations. We recognize potential liabilities and record tax liabilities for anticipated tax audit issues based on our estimate of whether, and the extent to which, additional income taxes will be due. We adjust these liabilities in light of changing facts and circumstances. Due to the complexity of some of these uncertainties, however, the ultimate resolution may result in a payment that is materially different from our current estimate of the tax liabilities.

We have anti-takeover provisions in our Bye-Laws that may discourage a change of control.

Our Bye-Laws contain provisions that could make it more difficult for a third-party to acquire us or to obtain majority representation on our board of directors without the consent of our board. As a result, shareholders may be limited in their ability to obtain a premium for their shares under such circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning possible or assumed future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and our ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this prospectus, the documents incorporated by reference herein or such other documents or statements, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements.

The following important factors, and other factors described elsewhere in this prospectus, incorporated by reference into this prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements:

•	variations in demand for our investment products or services, including termination or non-renewal of our investment advisory agreements;

•	significant changes in net asset flows into or out of the accounts we manage or declines in market value of the assets in, or redemptions or other withdrawals from, those accounts;

•	enactment of adverse state, federal or foreign legislation or changes in government policy or regulation (including accounting standards) affecting our operations, our capital requirements or the way in which our profits are taxed;

•	significant fluctuations in the performance of debt and equity markets worldwide;

•	exchange rate fluctuations, especially as against the U.S. dollar;

•	the effect of economic conditions and interest rates in the U.S. or globally;

•	our ability to compete in the investment management business;

•	the effect of consolidation in the investment management business;

•	limitations or restrictions on access to distribution channels for our products;

•	our ability to attract and retain key personnel, including investment management professionals;

•	the investment performance of our investment products;

•	our ability to acquire and integrate other companies into our operations successfully and the extent to which we can realize anticipated cost savings and synergies from such acquisitions;

•	changes in regulatory capital requirements;

•	our substantial debt and the limitations imposed by our credit facility;

•	the effect of failures or delays in support systems or customer service functions, and other interruptions of our operations;

•	the occurrence of breaches and errors in the conduct of our business, including any failure to properly safeguard confidential and sensitive information;

•	the execution risk inherent in our current company-wide transformational initiatives;

•	the effect of political or social instability in the countries in which we invest or do business;

•	the effect of terrorist attacks in the countries in which we invest or do business and the escalation of hostilities that could result therefrom;

•	war and other hostilities in or involving countries in which we invest or do business; and

•	adverse results in litigation, including private civil litigation related to mutual fund fees and any similar potential regulatory or other proceedings.

Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized may also cause actual results to differ materially from those projected. For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the Commission. We make available through our website at http://www.invesco.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the Commission at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public on the Commission’s website at www.sec.gov.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the Commission after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	our current reports on Form 8-K filed on January 9, 2009; February 10, 2009; March 9, 2009; April 8, 2009; and May 18, 2009; and

•	the description of our common shares contained in our registration statement on Form 8-A, filed on May 16, 2008, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Invesco Ltd.
Two Peachtree Pointe
1555 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Office of the Secretary
(404) 892-0896
E-mail: company.secretary@invesco.com

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. These may include continued expansion and diversification of our business, both by internal growth and by acquisition, and repayment of our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months
	Ended	Year Ended December 31,
	March 31, 2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	3.45	8.51	11.88	8.92	4.61	1.37

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either unsecured senior debt or unsecured subordinated debt. We will issue debt securities that will be senior debt under an indenture to be entered into between us, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “senior indenture”). We will issue debt securities that will be subordinated debt under an indenture to be entered into between us, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (“subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.

The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information” on page 11.

General

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Debt.” For additional information, see “— Subordination” below. As of March 31, 2009, approximately $1,151.7 million aggregate principal amount of Invesco’s existing debt would have ranked senior to the subordinated debt securities and equally with the senior debt securities. As of March 31, 2009, none of Invesco’s existing debt would have been subordinated to the senior debt securities and have ranked equally with the subordinated debt securities. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise. The debt securities will be fully and unconditionally guaranteed by the guarantors, as more fully described in the indentures. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities of or within the series and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities of or within the series;

•	the person or persons to whom any interest on the debt securities of or within the series shall be payable;

•	the date or dates on which the principal of the debt securities of or within the series is payable or the method by which such date or dates shall be determined or extended;

•	the rate or rates (which may be fixed or variable) at which the debt securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record dates for any such interest payable or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of and any premium and interest on the debt securities of or within the series shall be payable and the manner in which any payment may be made;

•	the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of or within the series may be redeemed, in whole or in part, at our option and the manner in which any election by us to redeem such securities shall be evidenced;

•	the obligation, if any, of us to redeem or purchase any of the debt securities of or within the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of or within the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of or within the series shall be issuable;

•	if the amount of any premium or interest on any debt securities of or within the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•	if applicable, that the debt securities of or within the series, in whole or any specified part, shall be defeasible, or the manner in which any election by us to defease such debt securities shall be evidenced;

•	if applicable, that any debt securities of or within the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global securities, and the manner, if any, in which any such global security may be exchanged in whole or in part for debt securities registered in the name of persons other than the depositary for such global security and any other provisions governing exchanges or transfers of any such global security;

•	any addition to, elimination of or other change in the events of default set forth in the indentures which applies to any debt securities of or within the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, elimination of or other change in the covenants set forth in the indentures which applies to debt securities of or within the series;

•	any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities of or within the series that may be converted into securities or other property other than debt securities of or within the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at our option or otherwise;

•	the terms and conditions, if any, pursuant to which the debt securities of or within the series are secured;

•	any restriction or condition on the transferability of the debt securities of or within the series;

•	the exchanges, if any, on which the debt securities of or within the series may be listed;

•	if other than the trustee, the identity of each security registrar or paying agent;

•	whether and under what circumstances we will pay additional amounts on the debt securities of or within the series to any holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option); and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indentures, except as permitted in the indentures).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Debt. The subordination provisions of the subordinated indenture define the subordination of the subordinated debt securities, as our obligations, with respect to our Senior Debt, as defined below. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each guarantor, with appropriate corresponding references to the Senior Debt of such guarantors.

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	any of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Debt before we make any payment or distribution, whether in cash, securities or other property, on account of our subordinated debt securities of any series:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary, or bankruptcy proceedings;

•	any assignment by us for the benefit of our creditors; and

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution, whether in cash, securities or other property (other than our securities or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the indentures with respect to the debt securities of or within the series, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities of or within the series, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. Upon the payment in full of all Senior Debt, the rights of the holders of the subordinated debt securities shall be subrogated to all the rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the subordinated debt securities of any series shall have been paid in full, and such payments or distributions received by the holders of the subordinated debt securities of any series by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between us and our creditors other than the holders of Senior Debt, on the one hand, and the holders of subordinated debt securities of any series, on the other, be deemed to be a payment by us on account of Senior Debt, and not on account of the subordinated debt securities of any series.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not, in a single transaction or a series of related transactions (i) consolidate with or merge into another person, and (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets to any other person, unless:

•	we are the surviving or continuing entity, or if we are not the surviving entity or if we transfer, sell, lease or otherwise dispose of all or substantially all of our assets to any other person, our successor shall expressly assume, by a supplemental indenture executed and delivered to the trustee, all of our obligations under the indentures and the debt securities;

•	each guarantor shall be the surviving or continuing entity or if a guarantor is not the surviving entity or any such guarantor transfers, sells, leases, or otherwise disposes of all or substantially all of its assets to another person (other than to us or another guarantor), the successor to such guarantor shall expressly assume, by a supplemental indenture, all of such guarantor’s obligations under the indentures and the debt securities;

•	after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	in the event that the successor person is incorporated in a jurisdiction other than the United States or the United Kingdom, (A) we deliver to the trustee an opinion of counsel stating that the obligations of the successor person under the indentures, the debt securities and the guarantees, as applicable, are enforceable against such successor person to the same extent as our obligations or the obligations of such guarantor under the indenture, the debt securities and the guarantees, as applicable, immediately prior to such transaction; (B) the successor person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in the indentures with respect to us and such guarantor, as applicable; and (C) our board of directors determines in good faith that such transaction will have no material adverse effect on any holder and a board resolution to that effect is delivered to the trustee.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal on any debt security of such series when due;

•	our failure to observe or perform, or our breach of, (or the failure to observe or perform, or the breach by a guarantor, as applicable, of) any other covenants or agreements with respect to such debt securities for 60 days after written notice has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

•	certain events of bankruptcy, insolvency or reorganization by us or any guarantor; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing (other than certain Events of Default relating to bankruptcy, insolvency or reorganization as discussed below), the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of such affected series outstanding may declare, by written notice as provided in the applicable indenture, the principal of and accrued and unpaid interest on all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind such declaration and its consequences with respect to debt securities of such series if all Events of Default, other than the nonpayment of accelerated principal or interest on the debt securities, have been cured or waived and certain sums have been paid or deposited with the trustee in accordance with the terms of the indenture.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 30 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties to act with due care, may require reasonable security or indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any proceeding, judicial or otherwise, against us under either of the indentures (except actions for payment of overdue principal of and interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities, as required under the applicable indenture, (ii) the holders of not less than 25% in principal amount of the debt securities of that series then outstanding under such indenture shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name under the indenture, (iii) such holder or holders have offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request; (iv) the trustee shall have failed to institute any such proceeding within 60 days after its receipt of notice, request and offer of indemnity, and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture that have not already been delivered to the trustee for cancellation and which have become due and payable, are by their terms due and payable at stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal of and interest on such debt securities to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance as indicated in the applicable indenture and prospectus supplement have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the stated maturity of any debt securities of any series, or reduce the principal amount thereof reduce the rate or extend the time of payment of interest thereon, or change the place of payment, or impair the right to institute suit for the enforcement of any such payment after the state maturity thereof;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities of such series required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under the indentures;

•	waive a default or Event of Default in the payment of interest on the debt securities;

•	release any guarantor from any of its obligations under its guarantee or the indentures, except in accordance with the terms of any supplemental indenture;

•	make any change in our obligations to maintain an office or agency in the places and for the purposes set forth in the indentures; or

•	modify any of the above provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days;

•	an Event of Default has occurred and is continuing with respect to a global security; or

•	we determine that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will be issued definitive, fully registered form, without interest coupons, shall be of the same series and have an aggregate principal amount equal to that of such global security or portion thereof so exchanged, shall be registered in such names and be in such authorized denominations as DTC shall designate and shall bear any legends required under the indenture.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indentures will be The Bank of New York Mellon Trust Company, N.A.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our share capital may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Memorandum of Association and our Bye-Laws, as amended. You should refer to, and read this summary together with, our Memorandum of Association and Bye-Laws to review all of the terms of our share capital that may be important to you. Copies of the Invesco Ltd. Memorandum of Association and amended and restated Bye-Laws are exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”), as filed with the Commission on February 29, 2008. You may obtain copies of our Annual Report at the SEC website at www.sec.gov. The descriptions of the Memorandum of Association and Bye-Laws contained herein are qualified by reference to the actual documents.

Unless the context otherwise requires, references to “shareholder” or “shareholders” means the person(s) whose name(s) appears on a company’s register of members or shareholders and who are the legal owners of the shares concerned.

General

Shares Authorized and Outstanding.  The authorized share capital of Invesco Ltd. as of April 30, 2009 is 1,070,000,000 divided into 1,050,000,000 common shares of par value $0.20 each and 20,000,000 undesignated shares of par value $0.20 each, which may be issued without any prior shareholder approval as common shares or preference shares. As of April 30, 2009, 426,637,220 of Invesco Ltd.’s common shares were issued (including treasury shares).

Voting Rights.  In general, and except as provided below, a shareholder who is present in person and entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. On a poll, each shareholder having the right to vote, including proxies for shareholders, is entitled to one vote for each common share held. Under our Bye-Laws, subject to certain exceptions, including amalgamations and schemes of arrangement, which, in certain circumstances in accordance with the Companies Act 1981, require the affirmative vote of at least three-fourths of the votes cast, any questions proposed for the consideration of the shareholders at any general meeting generally are decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-Laws. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50 percent of the issued and outstanding shares entitled to vote at the meeting constitute a quorum for the transaction of business.

Our Bye-Laws provide that resolutions put to a vote at a shareholders’ meeting will be decided on a show of hands, unless a poll is demanded in accordance with our Bye-Laws.

Under our Bye-Laws, proxies of shareholders are entitled to attend, demand or to join demanding a poll, and, on a poll, vote at shareholders’ meetings, but not on a show of hands. Proxies of shareholders are also entitled to speak at shareholders’ meetings.

Action by Written Consent.  Under Bermuda law and subject to our Bye-Laws, the Bermuda Companies Act provides that shareholders may take action by written consent; our Bye-Laws, however, require the consent of 100 percent of shareholders to take action by written consent.

Listing.  Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.”

Sources and Payment of Dividends

Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that a company is, or after the payment is made would be, unable to pay its liabilities as they become due, or the realizable value of such company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on an issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be applied in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings as fully paid bonus shares, but is otherwise subject to limitation. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Rights of Repurchase and Redemption

Upon a resolution of our board of directors, we may generally make open-market purchases of our shares without shareholder approval. Any shares repurchased by Invesco Ltd. would either be cancelled or held as treasury shares in accordance with the Bermuda Companies Act. In addition, we may only repurchase shares if there are reasonable grounds for believing that Invesco Ltd. can pay its liabilities as they become due at the time of repurchase and thereafter.

Classification of our Board of Directors

Our Bye-Laws provide that the number of directors will be determined by our board of directors. Currently, our board of directors consists of nine persons divided into three classes. Each director will generally serve a three year term, with termination staggered according to class.

Liquidation Rights

If Invesco Ltd. is to be wound up, the liquidator may, with the sanction of a resolution of the shareholders, divide amongst the shareholders the whole or any part of the assets of Invesco Ltd. (whether they consist of property of the same kind or not) and may, for this purpose, set such value on these assets as the liquidator deems fair. However, no shareholder will be compelled to accept any shares or other securities or assets whereon there is any liability.

Nomination Procedures

The Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least five percent (5%) of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under our Bye-Laws, for nominations or other business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our corporate secretary and such other business must otherwise be a proper matter for shareholder action. Notice is considered timely only if given to our corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of shareholders. However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the shareholder of business or the nomination of directors for election or re-election to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bye-Laws set forth the information that must be furnished to our corporate secretary in order for any such notice to be proper.

Amendment of Bye-laws

Generally, our Bye-Laws may be rescinded, altered or amended, and new Bye-Laws may be made when approved by a resolution of our board of directors and by a resolution of our shareholders. However, our Bye-Laws require the affirmative vote of the holders of at least three-quarters of the total combined voting power of all our issued and outstanding shares in order to amend certain of our Bye-Laws.

Pre-emptive Rights

Under Bermuda law, unless otherwise provided in a company’s Bye-Laws, shareholders of a company are not entitled to pre-emptive rights. Our Bye-Laws do not provide for pre-emptive rights.

Preference Shares

Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of Invesco Ltd.’s unissued shares as it determines, including the power to issue any shares or class of shares with preferred, deferred or other special rights.

Subject to certain limitations contained in our Bye-Laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting, and the designation of, any such series, without further vote or action by shareholders. Under our Memorandum of Association and Bye-Laws, there are 20,000,000 undesignated shares that may be issued either as common shares or as preference shares.

Share Class Rights

The rights attached to any class or series may be amended with the written consent of the holders of seventy-five percent (75%) of the issued shares of the class or series being affected or with the sanction of a resolution passed by seventy-five percent (75%) of the votes cast at a separate general meeting of the holders of the shares of the class or series.

Rights of Inspection

Members of the general public have the right to inspect Invesco Ltd.’s public documents available at the office of the Registrar of Companies in Bermuda and the company’s registered office in Bermuda, which will include the company’s Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. Shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of shareholders is also open to inspection by shareholders or members of the public without charge, and copies are to be provided on request with the payment of the appropriate fee. Invesco Ltd. is also required to maintain a share register in Bermuda, but by giving the required notice to the Bermuda Registrar of Companies, the company may establish a branch register outside of Bermuda. Invesco Ltd. is required to keep at the registered office a register of the company’s directors and officers (containing that information required under Bermuda law), which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Restrictions of Transfer

Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), we may decline to approve or to register any transfer of any shares if a written opinion from counsel has not been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required, and we must decline to approve or to register any transfer of any share if the transferee has not been approved by applicable governmental authorities if approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda. If we refuse to register a transfer of any share, our corporate secretary must send the transferor and transferee notice of the refusal within one month after the date on which the transfer was lodged. The registration of transfers may be suspended at such times and for such periods as the company may from time to time determine, but registration cannot be suspended for more than 45 days in any year.

Change of Control

Our Bye-Laws contain certain provisions that may impede or delay an unsolicited takeover of the company under certain circumstances. For example, under our Bye-Laws:

•	we are prohibited from engaging, under certain circumstances, in a business combination (as defined in our Bye-Laws) with any interested shareholder (as defined in our Bye-Laws) for three years following the date that the shareholder became an interested shareholder;

•	our board of directors, without further shareholder action, is permitted by our Bye-Laws to issue preference shares, in one or more series, and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions, or special or relative rights of an additional series. The rights of preferred shareholders may supersede the rights of common shareholders;

•	our board of directors is classified into three classes with the election years of the members of each class staggered such that the members of only one of the three classes are elected each year. In addition, shareholders may only remove directors for cause (as defined in our Bye-Laws);

•	our board of directors is authorized to expand its size and fill vacancies; and

•	shareholders cannot act by written consent unless the consent is unanimous.

Transfer Agent

Invesco Ltd.’s U.S. transfer agent is The Bank of New York Mellon.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preference shares, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preference shares, common shares, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preference shares, common shares, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preference shares, common shares, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the shares of debt securities, preference shares, common shares, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities.

Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include assets of a plan described in (a) or (b) by reason of such plan’s investment in such entities, including without limitation, an insurance company general account (each of (a), (b) and (c), a “Plan”) and (d) persons who have certain specified relationships to Plans (“parties in interest” under ERISA and “disqualified persons” under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and “parties in interest” or “disqualified persons” with respect to such Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code. Governmental plans, certain church plans and non-U.S. plans, while not subject to Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar laws.

Prohibited Transactions

The issuer, the trustee, the underwriters or certain affiliates thereof may be “parties in interest” or “disqualified persons” with respect to a number of Plans. A purchase of the offered securities by any such Plan would be likely to result in a prohibited transaction. In addition, investment in the offered debt securities by such a Plan could be deemed to constitute a prohibited extension of credit between the Plan and a “party in interest.”

Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA, which exempts certain transactions between a plan and a non-fiduciary service provider to such Plan, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company separate accounts; PTCE 91-38 which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager;” or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment. If a purchase or transfer were to result in a non-exempt prohibited transaction, such purchase or transfer may have to be rescinded. By its purchase, each investor will be deemed to have represented on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either (i) it is not a Plan that is subject to the prohibited transaction rules of ERISA or the Code or a governmental, church or non-U.S. plan subject to similar laws, or (ii) its purchase, holding and disposition of the offered securities will not constitute a non-exempt prohibited transaction by reason of application of one or more statutory or administrative exemptions under ERISA or the Code (or in the case of a governmental, church or non-U.S. plan, any similar exemption under any similar laws).

The sale of any offered securities to a Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the common shares, which are listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preference shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

The validity of the preference shares and common shares offered hereby has been passed upon by Appleby, Bermuda counsel to Invesco. The validity of the warrants, subscription rights, and unsecured senior or subordinated debt securities and guarantees thereof offered hereby has been passed upon by Alston & Bird LLP, U.S. counsel to Invesco. Certain matters of English law in connection with Invesco Holding Company Limited have been passed upon by Linklaters LLP, English counsel to Invesco.

EXPERTS

The consolidated financial statements of Invesco Ltd. appearing in Invesco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Invesco Ltd.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

28,600,000
Common Shares

PROSPECTUS SUPPLEMENT

May 20, 2009